Exhibit 99.2

WidePoint Reports Third Quarter 2019 Financial Results

39% Increase in Revenues Drives Positive Net Income and Ninth Consecutive Quarter of Positive Adjusted EBITDA

Fairfax, VA – November 14, 2019 – WidePoint Corporation (NYSE American: WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Telecommunications Lifecycle Management, Identity Management and Digital Billing & Analytics solutions, today reported results for the third quarter ended September 30, 2019.

Third Quarter 2019 and Recent Operational Highlights:

● Received $14.7 million in recent contract awards for Telecom Expense Management (TEM) and Mobility Managed Services (MMS)

● Successfully completed an address canvassing project with CDW-G for 2020 U.S. Census project

● Announced $2.5 million share repurchase program

Third Quarter 2019 Financial Highlights (results compared to the same year-ago period):

● Revenues increased 39% to $ 29.6 million

● Gross profit increased 17% to $4.3 million

● Net income totaled $184,000

● Adjusted EBITDA, a non-GAAP financial measure, increased to $949,000, marking the company’s ninth consecutive quarter of positive adjusted EBITDA, and in line with forecast

Nine Month 2019 Financial Highlights (results compared to the same year-ago period):

● Revenues increased 25% to $73.6 million

● Gross profit increased 17% to $12.6 million

● Net income totaled $260,000

● Adjusted EBITDA totaled $2.6 million

Third Quarter 2019 Financial Summary

(in millions, except per share amounts)	September 30, 2019	September 30, 2018
	(Unaudited)
Revenues	$29.6	$21.3
Gross Profit	$4.3	$3.7
Gross Profit Margin	15%	17%
Operating Expenses	$4.0	$3.7
Income (Loss) from Operations	$0.3	$(0.1)
Net Income (Loss)	$0.2	$(0.1)
Basic and Diluted Earnings per Share (EPS)	$0.00	$0.00
Adjusted EBITDA	$0.9	$0.6

Nine Month 2019 Financial Summary

(in millions, except per share amounts)	September 30, 2019	September 30, 2018
	(Unaudited)
Revenues	$73.6	$58.9
Gross Profit	$12.6	$10.8
Gross Profit Margin	17%	18%
Operating Expenses	$12.0	$11.7
Income (Loss) from Operations	$0.6	$(0.9)
Net Income (Loss)	$0.3	$(1.0)
Basic and Diluted Earnings per Share (EPS)	$0.00	$(0.01)
Adjusted EBITDA	$2.6	$0.8

The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under the “Safe Harbor Statement” below.

Financial Outlook
For the fiscal year ending December 31, 2019, the company is reiterating its revenue guidance of $90.0 million to $93.0 million, representing growth of 8% to 12%. The company is also reiterating its adjusted EBITDA guidance of $2.75 million to $3.5 million, which represents an improvement compared to fiscal 2018. The increase in adjusted EBITDA reflects the company’s strategic investments in sales and marketing and product development to accelerate growth, as well as a $400,000 increase due to new Financial Accounting Standards Board (FASB) guidance regarding the treatment of capital lease. The company’s financial outlook is based on current expectations.

Management Commentary
“In the third quarter of 2019, we continued building on the momentum we generated in the first half of the year by growing the topline to drive towards consistent bottom-line profitability,” said WidePoint’s CEO, Jin Kang. “From a financial perspective, the quarter was highlighted by a 39% increase in revenues, positive net income, and our ninth consecutive quarter of positive Adjusted EBITDA.

“Operationally, we secured $14.7 million in recent awards during the third quarter, which include contract expansions and renewals with current customers as well as new contract wins. The expansions indicate that our cross-selling and upselling initiatives continue to be effective; the new wins demonstrate our ability to expand our solutions into new markets with new partners; and the renewals prove that we continue to benefit from high-retention rates with our satisfied customers. We also successfully completed an address canvassing project with CDW-G for the 2020 U.S. Census, and we stand well positioned to effectively execute this program when it fully ramps up at the start of the new year.

“Overall, due to our ability to successfully execute on our strategic initiatives and the financial success we have reaped as a result, we believe that we are well positioned to finish the year in a position of strength and to continue accelerating growth and driving towards sustainable profitability over the long-run.”

Conference Call
WidePoint management will hold a conference call today (November 14, 2019) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint President and CEO Jin Kang, Chief Sales and Marketing Officer Jason Holloway, and President and CEO of Soft-ex Communications and WidePoint Interim CFO Ian Sparling will host the conference call, followed by a question and answer period.

U.S. dial-in number: 844-407-9500
International number: 862-298-0850

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 21, 2019.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 56430

About WidePoint
WidePoint Corporation (NYSE American: WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures
WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net loss to Adjusted EBITDA is included on the schedules attached hereto.

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
NET INCOME (LOSS)	$183,700	$(110,000)	$260,100	$(1,044,400)
Adjustments to reconcile net (loss) income to EBITDA:
Depreciation and amortization	479,300	353,100	1,429,100	1,114,900
Amortization of deferred financing costs	1,300	-	3,800	14,800
Income tax provision (benefit)	32,300	24,800	126,800	45,700
Interest income	(100)	(900)	(4,800)	(6,300)
Interest expense	76,800	21,600	227,200	56,700

EBITDA	$773,300	$288,600	$2,042,200	$181,400
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:
Provision for doubtful accounts	12,300	(300)	23,500	(6,100)
Gain on sale of assets held for sale	-	-	-
Loss on disposal of leasehold improvements	-	-	-
Severance and exit costs	-	-	-
Lease account impact on EBITDA		-	-
Stock-based compensation expense	163,400	272,800	536,800	593,100

Adjusted EBITDA	$949,000	$561,100	$2,602,500	$768,400

Safe Harbor Statement
The information contained in any materials that may be accessed above was, to the best of WidePoint Corporations’ knowledge, timely and accurate as of the date and/or dates indicated in such materials. However, the passage of time can render information stale, and you should not rely on the continued accuracy of any such materials. WidePoint Corporation has no responsibility to update any information contained in any such materials. In addition, you should refer to periodic reports filed by WidePoint Corporation with the Securities and Exchange Commission for information regarding the risks and uncertainties to which forward-looking statements made in such materials are subject. Such risks and uncertainties may cause WidePoint Corporation’s actual results to differ materially from those described in the forward-looking statements.

Investor Relations:
Gateway Investor Relations
Matt Glover or Charlie Schumacher
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,099,617	$2,431,892
Accounts receivable, net of allowance for doubtful accounts
of $125,496 and $106,733 in 2019 and 2018, respectively	6,952,068	11,089,315
Unbilled accounts receivable	13,265,684	9,566,170
Other current assets	856,274	1,086,686

Total current assets	28,173,643	24,174,063

NONCURRENT ASSETS
Property and equipment, net	581,667	1,012,684
Operating lease right of use asset, net	5,690,692	-
Intangibles, net	2,640,164	3,103,753
Goodwill	18,555,578	18,555,578
Other long-term assets	141,702	209,099

Total assets	$55,783,446	$47,055,177

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,108,178	$7,363,621
Accrued expenses	14,465,322	10,716,438
Deferred revenue	2,185,581	2,072,344
Current portion of operating lease liabilities	499,739	107,325
Current portion of other term obligations	62,402	192,263

Total current liabilities	23,321,222	20,451,991

NONCURRENT LIABILITIES
Operating lease liabilities, net of current portion	5,339,380	122,040
Other term obligations, net of current portion	-	73,952
Deferred revenue, net of current portion	367,065	466,714
Deferred tax liability	1,607,629	1,523,510

Total liabilities	30,635,296	22,638,207

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 84,775,186 and 84,112,446 shares
issued and oustanding, respectively	84,776	84,113
Additional paid-in capital	95,462,725	94,926,560
Accumulated other comprehensive loss	(252,183)	(186,485)
Accumulated deficit	(70,147,168)	(70,407,218)

Total stockholders’ equity	25,148,150	24,416,970

Total liabilities and stockholders’ equity	$55,783,446	$47,055,177

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2019	2018	2019	2018
	(Unaudited)
REVENUES	$29,616,940	$21,294,360	$73,626,995	$58,918,317
COST OF REVENUES (including amortization and depreciation of
$233,033, $248,009, $698,192, and $802,174, respectively)	25,302,919	17,609,287	61,002,387	48,134,084

GROSS PROFIT	4,314,021	3,685,073	12,624,608	10,784,233

OPERATING EXPENSES
Sales and marketing	406,683	387,407	1,215,556	1,366,989
General and administrative expenses (including share-based
compensation of $163,451, $272,737, $536,828 and $593,075, respectively)	3,372,269	3,257,262	10,070,383	10,037,904
Depreciation and amortization	246,293	104,914	730,905	312,763

Total operating expenses	4,025,245	3,749,583	12,016,844	11,717,656

INCOME (LOSS) FROM OPERATIONS	288,776	(64,510)	607,764	(933,423)

OTHER (EXPENSE) INCOME
Interest income	40	936	4,761	6,339
Interest expense	(78,066)	(21,644)	(230,983)	(71,531)
Other income	5,324	2	5,324	3

Total other expense	(72,702)	(20,706)	(220,898)	(65,189)

INCOME BEFORE INCOME TAX PROVISION	216,074	(85,216)	386,866	(998,612)
INCOME TAX PROVISION	32,364	24,795	126,816	45,743

NET INCOME (LOSS)	$183,710	$(110,011)	$260,050	$(1,044,355)

BASIC EARNINGS (LOSS) PER SHARE	$0.00	$(0.00)	$0.00	$(0.01)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	84,234,354	83,177,804	84,014,053	83,100,832

DILUTED EARNINGS (LOSS) PER SHARE	$0.00	$(0.00)	$0.00	$(0.01)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	84,271,825	83,177,804	84,051,524	83,100,832